Exhibit 99.1

Evolent Health Announces First Quarter 2019 Results
WASHINGTON, D.C., May 7, 2019 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading physician and payer organizations, today announced financial results for the quarter ended March 31, 2019.

Highlights from the first quarter of 2019 announcement include (all comparisons are to the quarter ended March 31, 2018):

•	GAAP revenue of $197.8 million, an increase of 41.5%; Adjusted Revenue of $198.4 million, an increase of 37.3%

•	Net income (loss) attributable to Evolent Health, Inc. of $(46.7) million, Adjusted EBITDA of $(14.8) million

•	Lives on platform of approximately 3.4 million, an increase of 20.8%

•
New partnership agreement with Premera Blue Cross, a not-for-profit independent licensee of the Blue Cross Blue Shield Association. Evolent will provide health plan operations services—including claims adjudication, utilization management and care management services—and the IdentifiSM value-based technology platform to help serve approximately 70,000 exchange lives in Washington and Alaska.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, "Overall, we are pleased with our top-line results for the first quarter and the steady progress we are making on our strategic and operational objectives for 2019. We enter the spring with a number of opportunities emerging in our new business pipeline, including several late-stage opportunities with existing and prospective partners."

Mr. Williams added, "We are also excited to announce a new relationship with Premera Blue Cross, our third new partner for this year. Premera Blue Cross has 2 million customers across the U.S. and is viewed as a progressive payer committed to clinical innovation. Looking broadly across the market, we believe the combination of our value-based care approach and health plan services platform has positioned us well to deliver significant clinical and administrative results for both providers and traditional payers."

Mr. Williams concluded, "Finally, we are pleased to report that we are making substantive progress on our key corporate initiatives to promote strong top-line growth, drive operational efficiency and continue to evolve our partnership model to create greater alignment with our network partners. We believe the combination of these efforts, along with continued policy support from CMS in the move to value, sets us up well as we look to the second half of 2019."

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following GAAP results:

•	Total revenue of $197.8 million and $139.7 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 41.5%;

◦
Services revenue of $153.7 million and $120.1 million for the three months ended March 31, 2019 and 2018, respectively, before intersegment eliminations of $3.1 million and $3.8 million, respectively; and

◦
True Health premiums revenue of $47.4 million and $23.6 million for the three months ended March 31, 2019 and 2018, respectively, before intersegment eliminations of $0.3 million and $0.2 million, respectively.

•	Cost of revenue of $117.4 million and $72.0 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 63.2%;

•	Claims expenses of $37.8 million and $16.7 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 125.4%;

•	Selling, general and administrative expenses of $74.8 million and $55.5 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 34.8%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(46.7) million and $(13.6) million for the three months ended March 31, 2019 and 2018, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(46.7) million and $(13.6) million for the three months ended March 31, 2019 and 2018, respectively; and

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.59) and $(0.18) for the three months ended March 31, 2019 and 2018, respectively.

Total cash and cash equivalents, as of March 31, 2019, were $170.8 million.

Adjusted Results

•	Adjusted Revenue of $198.4 million and $144.4 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 37.3%;

◦
Adjusted Services Revenue of $154.3 million and $124.8 million for the three months ended March 31, 2019 and 2018, respectively, before intersegment eliminations of $3.1 million and $3.8 million, respectively; and

◦
True Health premiums revenue of $47.4 million and $23.6 million for the three months ended March 31, 2019 and 2018, respectively, before intersegment eliminations of $0.3 million and $0.2 million, respectively.

•	Adjusted Cost of Revenue of $115.8 million and $70.3 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 64.7%;

•	Claims expenses of $37.8 million and $16.7 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 125.4%;

•	Adjusted Selling, General and Administrative Expenses of $59.5 million and $49.4 million for the three months ended March 31, 2019 and 2018, respectively, an increase of 20.5%;

•	Adjusted EBITDA of $(14.8) million and $7.9 million for the three months ended March 31, 2019 and 2018, respectively;

◦	Services Adjusted EBITDA of $(15.5) million and $7.0 million for three months ended March 31, 2019 and 2018, respectively; and

◦	True Health Adjusted EBITDA of $0.7 million and $0.9 million for the three months ended March 31, 2019 and 2018, respectively.

•	Adjusted Earnings (Loss) Available for Class A and Class B Shareholders of $(25.3) million and $1.2 million for the three months ended March 31, 2019 and 2018, respectively; and

•	Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders of $(0.31) and $0.02 for the three months ended March 31, 2019 and 2018, respectively.

Business Outlook

We are not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking non-GAAP financial measures to the most comparable GAAP financial measure is provided in the “Guidance Reconciliation” table below. For the full year 2019, Adjusted Revenue is expected to be at the middle of our previously announced range of approximately $805.0 million to $880.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $650.0 million to $710.0 million, and True Health premiums revenue, which is forecasted to be approximately $170.0 million to $190.0 million; intersegment eliminations are forecasted to be approximately $(15.0) million to $(20.0) million for the full year. Adjusted EBITDA is expected to be towards the middle to lower end of the previously provided range of break even to approximately $15.0 million.

For the three months ended June 30, 2019, Adjusted Revenue is expected to be in the range of approximately $187.0 million to $195.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $149.0 million to $153.0 million, and True Health premiums revenue, which is forecasted to be approximately $42.0 million to $46.0 million; intersegment eliminations are forecasted to be approximately $(4.0) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $(8.0) million to $(5.0) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Organization Update: Nicky McGrane Promoted to Executive Vice President; John Johnson named CFO

The Company also announced that Nicky McGrane has been promoted to Executive Vice President of Corporate Performance to enhance his operational impact on the business. In his new role, Mr. McGrane will focus on driving key corporate performance initiatives, managing discrete operational areas and taking responsibility for post-merger integration, as well as continuing to play an active role in Investor Relations. Mr. Williams commented, “Nicky has been an invaluable member of our management team for the past several years and I am looking forward to working with him in his new leadership role as we work to drive integration, efficiency and improved performance across the business.”

The Company also named John Johnson as Chief Financial Officer. Most recently, Mr. Johnson served as the acting CFO of New Century Health post-merger and previously served as Evolent's SVP of Corporate Performance. Mr. Williams added, “I am also delighted John will be succeeding Nicky as CFO. John has worked closely with Nicky and me over the past few years as a member of our Finance team and Chief of Staff in the Office of the CEO. John is a proven performer who has been instrumental in driving our growth strategy and performance as a public company and I am certain he will have a tremendous impact in his new role as CFO.” Mr. Johnson, who has a Physics degree from Cornell University, joined the company in 2016 and has had a wide range of responsibilities within the strategy and finance functions, including financial planning, corporate performance and overall financial strategy. Both of these organizational changes are effective as of July 1, 2019.

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its first quarter performance this evening, May 7, 2019, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading provider and payer organizations to achieve superior clinical and financial results in value-based care and under full-risk arrangements. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 35 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com.

Contacts:

Bob East	Kim Conquest
443.213.0500	540.435.2095
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform

and Operations Services Revenue for the three months ended March 31, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. This is a one-time adjustment and it will not reoccur in future periods.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one-time (e.g. transaction costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is the sum of Services Adjusted EBITDA and True Health Adjusted EBITDA and is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude, changes in fair value of contingent consideration and indemnification assets, income (loss) from equity method investees, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity method investees, (provision) benefit for income taxes, other income (expenses), net, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2019	2018
Revenue
Transformation services	$3,353	$6,505
Platform and operations services	147,292	109,818
Premiums	47,111	23,391
Total revenue	197,756	139,714

Expenses
Cost of revenue (exclusive of depreciation and amortization
expenses presented separately below)	117,441	71,975
Claims expenses	37,757	16,749
Selling, general and administrative expenses	74,838	55,526
Depreciation and amortization expenses	14,266	9,496
Change in fair value of contingent consideration	100	100
Total operating expenses	244,402	153,846
Operating income (loss)	(46,646)	(14,132)
Interest income	1,060	1,072
Interest expense	(3,562)	(853)
Income (loss) from equity method investees	(424)	(131)
Other Income (expense), net	427	(18)
Income (loss) before income taxes and
non-controlling interests	(49,145)	(14,062)
Provision (benefit) for income taxes	(496)	3
Net income (loss)	(48,649)	(14,065)
Net income (loss) attributable to non-controlling interests	(1,910)	(439)
Net income (loss) attributable to Evolent Health, Inc.	$(46,739)	$(13,626)

Earnings (Loss) Available to Common Shareholders
Basic and Diluted	$(46,739)	$(13,626)

Earnings (Loss) per Common Share
Basic and Diluted	$(0.59)	$(0.18)

Weighted-Average Common Shares Outstanding
Basic and Diluted	79,335	75,375

Comprehensive income (loss)
Net income (loss)	$(48,649)	$(14,065)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	24	—
Total comprehensive income (loss)	(48,625)	(14,065)
Total comprehensive income (loss) attributable to
non-controlling interests	(1,910)	(439)
Total comprehensive income (loss) attributable to
Evolent Health, Inc.	$(46,715)	$(13,626)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	March 31,	December 31,
	2019	2018
Cash and cash equivalents	$170,817	$228,320
Restricted cash	56,637	160,005
Restricted investments	1,319	818
Total current assets	321,186	487,966
Investments, at amortized cost	13,789	10,010
Intangible assets, net	336,231	335,036
Goodwill	770,334	768,124
Total assets	1,629,374	1,722,281

Accounts payable	39,007	146,760
Long-term debt, net of discount	223,320	221,041
Total liabilities	479,248	532,925
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	1,100,026	1,143,824
Non-controlling interests	50,100	45,532
Total liabilities and shareholders' equity (deficit)	1,629,374	1,722,281

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2019	2018
Net cash and restricted cash provided by (used in) operating activities	$(25,709)	$(24,705)
Net cash and restricted cash provided by (used in) investing activities	(25,478)	(12,685)
Net cash and restricted cash provided by (used in) financing activities	(109,665)	(21,607)
Effect of exchange rate on cash and cash equivalents and restricted cash	(19)	(4)

Net increase (decrease) in cash and cash equivalents and restricted cash	(160,871)	(59,001)
Cash and cash equivalents and restricted cash as of beginning-of-period	388,325	295,363
Cash and cash equivalents and restricted cash as of end-of-period	$227,454	$236,362

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended March 31, 2019			For the Three Months Ended March 31, 2018
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (1)	$3,353	$—	$3,353	$6,505	$3,655	$10,160	$(3,152)	(48.5)%	$(6,807)	(67.0)%
Platform and operations services (1)	147,292	596	147,888	109,818	1,060	110,878	37,474	34.1%	37,010	33.4%
Premiums	47,111	—	47,111	23,391	—	23,391	23,720	101.4%	23,720	101.4%
Total revenue	197,756	596	198,352	139,714	4,715	144,429	58,042	41.5%	53,923	37.3%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	117,441	(1,609)	115,832	71,975	(1,636)	70,339	45,466	63.2%	45,493	64.7%
Claims expenses	37,757	—	37,757	16,749	—	16,749	21,008	125.4%	21,008	125.4%
Selling, general and
administrative expenses (3)	74,838	(15,297)	59,541	55,526	(6,098)	49,428	19,312	34.8%	10,113	20.5%
Depreciation and amortization
expenses (4)	14,266	(5,735)	8,531	9,496	(2,636)	6,860	4,770	50.2%	1,671	24.4%
Change in fair value of contingent
consideration (5)	100	(100)	—	100	(100)	—	—	—%	—	—%
Total operating expenses	244,402	(22,741)	221,661	153,846	(10,470)	143,376	90,556	58.9%	78,285	54.6%
Operating income (loss)	$(46,646)	$23,337	$(23,309)	$(14,132)	$15,185	$1,053	$(32,514)	(230.1)%	$(24,362)	—%

Total operating expenses as a
percentage of total revenue	123.6%		111.8%	110.1%		99.3%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.6 million and $0.2 million for the three months ended March 31, 2019 and 2018, respectively, resulting from our acquisitions and business combinations. Adjustments to transformation services revenue and platform and operations services revenue for the three months ended March 31, 2018, also include approximately $3.7 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606.

(2)
Adjustments to cost of revenue include approximately $0.8 million and $0.3 million in stock-based compensation expense for the three months ended March 31, 2019 and 2018, respectively. The adjustments also include approximately $0.8 million and $0.5 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended March 31, 2019 and 2018, respectively. Adjustments also include one-time severance costs of approximately $0.8 million for the three months ended March 31, 2018.

(3)
Adjustments to selling, general and administrative expenses include $3.7 million and $3.5 million in stock-based compensation expense for the three months ended March 31, 2019 and 2018, respectively. Adjustments also include transaction costs of $0.9 million and $1.8 million for the three months ended March 31, 2019 and 2018, respectively, resulting from acquisitions and business combinations. Adjustments also include one-time severance costs of approximately $10.6 million and $0.8 million for the three months ended March 31, 2019 and 2018, respectively.

(4)
Adjustments to depreciation and amortization expenses of approximately $5.7 million and $2.6 million for the three months ended March 31, 2019 and 2018, respectively, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	The adjustment reverses the impact of changes in fair value of our contingent consideration that was assumed as part of a business combination during 2016.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health	Eliminations	Consolidated
Adjusted Revenue
Three Months Ended March 31, 2019
Services:
Adjusted Transformation Services	$3,353	$—	$—	$3,353
Adjusted Platform and Operations Services	150,947	—	(3,059)	147,888
Adjusted Services Revenue	154,300	—	(3,059)	151,241
True Health:
Premiums	—	47,376	(265)	47,111
Adjusted Revenue	154,300	47,376	(3,324)	198,352
Purchase accounting adjustments (1)	(596)	—	—	(596)
Total revenue	$153,704	$47,376	$(3,324)	$197,756

Three Months Ended March 31, 2018
Services:
Adjusted Transformation Services	$10,160	$—	$—	$10,160
Adjusted Platform and Operations Services	114,675	—	(3,797)	110,878
Adjusted Services Revenue	124,835	—	(3,797)	121,038
True Health:
Premiums	—	23,585	(194)	23,391
Adjusted Revenue	124,835	23,585	(3,991)	144,429
ASC 606 transition adjustment (2)	(4,498)	—	—	(4,498)
Purchase accounting adjustments (1)	(217)	—	—	(217)
Total revenue	$120,120	$23,585	$(3,991)	$139,714

			Segments
	Services	True Health	Total
Three Months Ended March 31, 2019
Adjusted EBITDA	$(15,499)	$721	$(14,778)

Three Months Ended March 31, 2018
Adjusted EBITDA	$6,966	$947	$7,913

(1)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

(2) Adjustment to Adjusted Transformation Services Revenue was approximately $3.7 million and the adjustment to Adjusted Platform and Operations Services Revenue was approximately $0.8 million. See “Non-GAAP Financial Measures” above for more information on adjustments pertaining to the implementation of ASC 606.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2019	2018
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(46,739)	$(13,626)
Less:
Interest income	1,060	1,072
Interest expense	(3,562)	(853)
(Provision) benefit for income taxes	496	(3)
Depreciation and amortization expenses	(14,266)	(9,496)
EBITDA	(30,467)	(4,346)
Less:
Income (loss) from equity method investees	(424)	(131)
Change in fair value of
contingent consideration	(100)	(100)
Other income (expense), net	427	(18)
Net (income) loss attributable to
non-controlling interests	1,910	439
ASC 606 transition adjustments	—	(4,498)
Purchase accounting adjustments	(596)	(217)
Stock-based compensation expense	(4,537)	(3,795)
Severance costs	(10,602)	(1,594)
Amortization of contract cost assets	(754)	(561)
Transaction costs	(1,013)	(1,784)
Adjusted EBITDA	$(14,778)	$7,913

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2019	2018
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(46,739)	$(13,626)
Less:
Income (loss) from equity method investees	(424)	(131)
(Provision) benefit for income taxes	—	7
Other income (expense), net	431	—
Change in fair value of contingent consideration	(100)	(100)
Net (income) loss attributable to
non-controlling interests	1,910	439
ASC 606 Transition Adjustment	—	(4,498)
Purchase accounting adjustments	(6,331)	(2,853)
Stock-based compensation expense	(4,537)	(3,795)
Severance costs	(10,602)	(1,594)
Amortization of contract cost assets	(754)	(561)
Transaction costs	(1,013)	(1,784)
Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(25,319)	$1,244

Earnings (Loss) per Share Available to
Common Shareholders - Basic and Diluted (a) (1)	$(0.59)	$(0.18)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$(0.31)	$0.02

Weighted-average common shares - basic	79,335	75,375
Weighted-average common shares - diluted	79,335	75,375
Adjusted Weighted-Average Class A
and Class B Shares (3)	82,525	77,516

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2019	2018
Weighted-average common shares - diluted	79,335	75,375
Assumed conversion of Class B common
shares to Class A common shares	3,190	2,141
Adjusted Weighted-Average Class A and Class B Shares	82,525	77,516

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	June 30,	December 31,
	2019	2019
Services revenue	$150,750	$679,000
Purchase accounting adjustments	250	1,000
Adjusted Services Revenue	151,000	680,000
Premiums revenue	44,000	180,000
Intersegment eliminations	(4,000)	(17,500)
Adjusted Revenue	$191,000	$842,500

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(33,200)	$(103,500)
Less:
Interest income	500	2,000
Interest expense	(3,000)	(12,000)
Depreciation and amortization expenses	(14,600)	(58,000)
EBITDA	(16,100)	(35,500)
Less:
Income (loss) from equity method investees	(2,000)	(8,000)
Net (income) loss attributable to
non-controlling interests	350	2,700
Purchase accounting adjustments	(250)	(1,000)
Stock-based compensation expense	(5,000)	(20,000)
Severance costs	(1,000)	(10,000)
Amortization of contract cost assets	(700)	(2,700)
Transaction costs	(1,000)	(4,000)
Adjusted EBITDA	$(6,500)	$7,500

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts;

•
uncertainty relating to expected future revenues from and our relationship with Passport Health Plan (“Passport”), including as a result of ongoing litigation pertaining to rate adjustments and Passport’s ability to remain solvent, which among other things could result in significantly reduced fees or a significant customer loss in 2019;

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	uncertainty in the public exchange market;

•	the uncertain impact of Centers for Medicare and Medicaid Services waivers to Medicaid rules and changes in membership and rates;

•	the uncertain impact the results of elections may have on health care laws and regulations;

•	our ability to effectively manage our growth, drive a leaner cost structure and reorient our growth strategy toward new opportunities;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments, alliances and joint ventures, including the pending partnership with GlobalHealth, the acquisition of assets from New Mexico Health Connections (“NMHC”) and the acquisitions of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”) and NCIS Holdings, Inc. (“New Century Health”), which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;

•	our ability to consummate opportunities in our pipeline;

•
certain risks and uncertainties associated with the acquisition of assets from NMHC and the acquisitions of Valence Health, Aldera and New Century Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•	risks relating to our ability to maintain profitability for our and New Century Health’s performance-based capitation or risk-bearing contracts and products;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions, selection bias in at risk membership and the ability to control and, if necessary, reduce health care costs, particularly in New Mexico;

•	our ability to attract new partners;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target markets;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payer audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures, including with respect to privacy of health information;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our ability to accurately underwrite performance-based risk-bearing contracts;

•	risks related to our offshore operations;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	the impact of changes in accounting principles and guidance on our reported results;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the conditional conversion feature of our convertible notes due 2025 (“2025 Notes”), which, if triggered, could require us to settle the 2025 Notes in cash;

•	the impact of the accounting method for convertible debt securities that may be settled in cash;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to maintain effective internal control over financial reporting;

•	our expectations regarding the additional management attention and costs that will be required as we have transitioned from an “emerging growth company” to a “large accelerated filer”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2018, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.